HUMANA INC.
STOCK OPTION AGREEMENT
UNDER THE 1996 STOCK INCENTIVE PLAN
FOR EMPLOYEES

     THIS STOCK OPTION AGREEMENT ("Agreement") made as of (Date of Agreement) by and between HUMANA INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Company"), and (Employee Name), an employee of the Company (hereinafter referred to as "Optionee").

WITNESSETH:

     WHEREAS, the 1996 Stock Incentive Plan for Employees, as amended (the "Plan"), for certain employees of the Company and its subsidiaries was approved by the Company's Board of Directors (the "Board") and stockholders; and

     WHEREAS, the Company desires to grant to Optionee an option to purchase shares of common stock of the Company in accordance with the Plan.

     NOW, THEREFORE, in consideration of the premises, mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and Optionee agree as follows:

     1. The Company hereby grants to Optionee, as a matter of separate inducement and agreement and not in lieu of salary or other compensation for services, a non-qualified stock option to purchase (Number of Options Awarded) shares of the $.16-2/3 par value common stock of the Company ("Common Stock") at the purchase price of (Price of Option) per share (the "Option") exercisable on the terms and conditions set forth herein. Any term used herein and not otherwise defined herein shall have the same meaning as in the Plan.

     2. The term of the Option shall commence upon the date of grant, (Date), and shall expire on (Date) ("Expiration Date").

     3. Except as otherwise set forth herein, this Option shall be exercisable by Optionee or his/her personal representative on and after the (time period) anniversary of the date hereof in cumulative annual installments of (vesting schedule) of the number of shares covered hereby.

     4.    A. If the employment of Optionee by the Company is terminated for Cause, all the rights of Optionee under this Agreement, whether or not exercisable, shall terminate immediately.

           B. If the employment of Optionee is terminated for any reason other than for Cause, Retirement, death or Disability, unless otherwise specified herein, all the rights of Optionee under this Agreement then exercisable shall remain exercisable at any time within ninety (90) days after the date of such termination, but in no event beyond the Expiration Date.

           C. In the event of Optionee's Retirement, this Option shall be exercisable at any time within two (2) years after the date of Retirement, but in no event beyond the Expiration Date, and only to the extent the Option was exercisable at the date of Retirement. In the event of death or Disability of Optionee while in the employ of the

Company, this Option shall become immediately exercisable and shall remain exercisable by Optionee or the person or the persons to whom those rights pass by will or by the laws of descent and distribution or, if appropriate, by the legal representative of the Optionee or the estate of the Optionee at any time within two (2) years after the date of such death or Disability, regardless of the Expiration Date.

     5.    A. This Option shall be exercisable only by written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, 500 W. Main Street, Louisville, Kentucky 40202 by Optionee or his/her legal representative or successor. Such notice shall state the number of shares to be exercised, shall be signed by Optionee or his/her legal representative or successor, as applicable, and shall be accompanied by payment therefor.

           B. The purchase price of any Shares exercised by Optionee or his/her legal representative under this Agreement shall be paid in full on the date of the exercise as follows:

                    i)    In full in cash; or

                    ii)   If approved by the Committee:

                          a)    In lieu of cash, an Optionee may exercise his/her Option by tendering to the Company Common Stock of the Company owned by him/her prior to the date of exercise and having a fair market value equal to the cash exercise price. Any Common Stock transferred to the Company as payment of the purchase price under this Option shall be valued at the Fair Market Value on the day preceding the date of exercise of such Option; or

                        b)    A combination of cash and Common Stock.

            C. Federal, state and local income taxes and other amounts as may be required by law to be collected by the Company in connection with the exercise of this Option shall be paid pursuant to the Plan by Optionee prior to the delivery of any Common Stock under this Agreement.

     6. The Option granted under this Agreement to Optionee may not, without the consent of the Committee, be assigned, transferred, pledged, alienated or hypothecated in any manner during Optionee's lifetime, but shall be solely and exclusively the right of Optionee to exercise during his/her lifetime. Should Optionee, without the consent of the Committee, attempt to assign, transfer, pledge, alienate or hypothecate this Option or any rights hereunder in any manner whatsoever, such action shall constitute a breach of the covenants hereunder and Company may terminate this Option as to any then unexercised shares.

     7. Any disputes or questions of right or obligation which shall result from or relate to any interpretation of this Agreement shall be determined by the Committee. Any such determination shall be binding and conclusive upon Optionee, his/her assigns, and any person or persons claiming through Optionee as to any rights hereunder.

     8.    A. In the event of a Change in Control, as defined in the Plan, this Option shall become immediately and fully exercisable. In the event Optionee's employment with the Company is terminated other than for Cause within three (3) years following a Change in Control, this Option shall remain exercisable for two (2) years following such termination of Optionee's employment but not beyond the Expiration Date.

            B. In addition, Optionee will be permitted to surrender for cancellation within sixty (60) days after a Change in Control, or as otherwise provided in the Plan, any portion of this Option to the extent not yet exercised and Optionee will be entitled to receive a payment in an amount equal to the excess, if any, of (x) the greater of (1) the Fair Market Value on the date preceding the date of surrender of the Shares subject to this Option or portion thereof surrendered, or (2) the Adjusted Fair Market Value, as defined in the Plan, of the Shares subject to this Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under this Option or portion thereof surrendered. The form of payment shall be determined by the Committee.

     9. This Agreement shall be binding and conclusive upon each successor and assign of the Company. It is the intent of the parties to this Agreement that the benefits of any appreciation of the underlying Common Stock during the term of the Option shall be preserved in any event, including but not limited to a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or any other Change in Capitalization or other transaction as more fully described in Sections 7 or 8 of the Plan. All obligations imposed upon Optionee and all rights granted to Optionee and to the Company shall be binding upon Optionee's heirs and legal representatives.

     10. Except as to matters of federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

     11. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provisions.

     12. Any conflict between this Agreement and the Plan will be resolved in favor of the Plan.

     IN WITNESS WHEREOF, Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Optionee has executed this Agreement, each as of the day first above written.
"Company"
ATTEST:	HUMANA INC.

BY: /s/ Secretary	BY: /s/ Senior Vice President and General Counsel
"Optionee"

/s/ Optionee Name